Sub-Item 77Q1(a)

                      MORGAN STANLEY HIGH YIELD FUND, INC.

                              ARTICLES OF AMENDMENT

     Morgan Stanley High Yield Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

     FIRST: The Corporation desires to, and does hereby, amend its charter as currently in effect (the "Charter") pursuant to Sections 2-601 et seq. of the MARYLAND GENERAL CORPORATION LAW (the "MGCL").

     SECOND: The Charter of the Corporation is hereby amended by deleting therefrom in its entirety the existing Article FIRST and inserting in lieu thereof the following new Article FIRST:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is:

          Invesco High Yield Investments Fund, Inc.

     THIRD: The foregoing amendment to the Charter as set forth in these Articles of Amendment is limited to a change expressly authorized by Section 2-605 of the MGCL to be made without action by the stockholders, and was approved by a majority of the entire Board of Directors, without action by the stockholders.

     FOURTH: These Articles of Amendment shall be effective on June 1, 2010.

                    [Signatures appear on the following page]

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President, and attested to by its Secretary, as of this 21st day of May, 2010.

                                        MORGAN STANLEY HIGH YIELD FUND, INC.


                                        By: /s/ Randy Takian
                                            Randy Takian
                                            President

ATTEST:


/s/ Mary E. Mullin
Mary E. Mullin
Secretary

     THE UNDERSIGNED, the President of MORGAN STANLEY HIGH YIELD FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


                                        /s/ Randy Takian
                                        Randy Takian
                                        President